As filed with the Securities and Exchange Commission on February 25, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________________________________________________________________________

Seelos Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

__________________________________________________________________________________________________________

Nevada	87-0449967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor
New York, NY 10022
(Address of principal executive offices, including zip code)

__________________________________________________________________________________________________________

Amended and Restated 2012 Stock Long Term Incentive Plan
Seelos Therapeutics, Inc. 2016 Equity Incentive Plan
(Full title of the plans)

Raj Mehra, Ph.D.
President, Chief Executive Officer and Chairman of the Board of Directors
Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, NY 10022
(646) 998-6475
(Name, address and telephone number, including area code, of agent for service)

__________________________________________________________________________________________________________

Copies to:

Jeffrey T. Hartlin, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, California 94304
(650) 320-1800

__________________________________________________________________________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Amended and Restated 2012 Stock Long Term Incentive Plan	306,667(2)	$2.26(3)	$693,067.42(3)	$84.00
Common Stock, $0.001 par value per share, reserved for issuance pursuant to the Seelos Therapeutics, Inc. 2016 Equity Incentive Plan	30,816(4)	$0.65(5)	$20,030.40(5)	$2.43
TOTAL:	337,483	-	$713,097.82	$86.43

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of common stock, $0.001 par value per share (the "Common Stock"), of the Registrant (defined below) that become issuable under the Registrant's Amended and Restated 2012 Stock Long Term Incentive Plan (the "2012 Plan") and the Seelos Therapeutics, Inc. 2016 Equity Incentive Plan (the "2016 Plan"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

(2)	Represents: 306,667 shares of Common Stock that were added to the shares reserved for issuance under the 2012 Plan on January 23, 2019.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market on February 22, 2019, a date within five business days prior to the filing of this Registration Statement.

(4)

Represents 30,816 shares that may be issued upon the exercise of stock options outstanding under the 2016 Plan, which stock options were assumed by the Registrant in connection with the Merger (as defined below) and after adjustment for the 0.7704 exchange ratio in the Merger (as defined below) under the terms of the Merger Agreement (as defined below).

(5)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(h) of the Securities Act. The proposed maximum aggregate offering price per share and the proposed maximum aggregate offering price with respect to these shares are calculated based on the weighted average exercise price of the outstanding options.

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

On January 24, 2019, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of July 30, 2018, as amended (the "Merger Agreement"), by and among the Registrant, Seelos Therapeutics, Inc., a Delaware corporation (now known as Seelos Corporation) ("STI"), and Arch Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Merger Sub"), Merger Sub merged with and into STI, with STI becoming a wholly-owned subsidiary of the Registrant (the "Merger"). The Registrant has prepared this registration statement (this "Registration Statement") in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register (i) 306,667 additional shares of Common Stock issuable pursuant to the 2012 Plan, and (ii) 30,816 additional shares of Common Stock subject to outstanding options that were granted pursuant to the 2016 Plan. The Registrant's shareholders have previously approved the 2012 Plan, including the shares of Common Stock available for issuance pursuant thereto and, on January 4, 2019, approved an amendment to the 2012 Plan to, among other things, increase the number of shares of Common Stock available for issuance pursuant the 2012 Plan by 306,667 shares. In connection with the Merger, awards outstanding under the 2016 Plan were assumed by the Registrant at the effective time of the Merger.

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-218368, 333-215419, 333-210040, 333-204748, 333-191680 and 333-182704) filed by the Registrant with the Securities and Exchange Commission (the "SEC") on July 17, 2012, October 10, 2013, June 5, 2015, March 9, 2016, January 4, 2017 and May 31, 2017 (the "Prior Registration Statements"), the Registrant previously registered shares of Common Stock under the 2012 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018;

(b)

The Registrant's Quarterly Reports on Form 10-Q for the quarters ended (i) March 31, 2018, filed with the SEC on May 3, 2018, (ii) June 30, 2018, filed with the SEC on August 9, 2018, and (iii) September 30, 2018, filed with the SEC on October 31, 2018;

(c)	The Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2018;

(d)

The Registrant's Current Reports on Form 8-K filed with the SEC on (i) January 5, 2018, (ii) February 16, 2018, (iii) March 23, 2018, (iv) March 29, 2018, (v) April 16, 2018, (vi) May 17, 2018, (vii) June 22, 2018, (viii) July 30, 2018, (ix) August 31, 2018, (x) September 21, 2018, (xi) October 10, 2018, (xii) October 17, 2018, (xiii) November 16, 2018, (xiv) December 14, 2018, (xv) January 4, 2019, (xvi) January 16, 2019, (xvii) January 24, 2019 at 8:05 a.m. Eastern Time, (xviii) January 24, 2019 at 8:06 a.m. Eastern Time, (xix) February 6, 2019 and (xx) February 19, 2019;

(e)	The Registrant's Current Report on Form 8-K/A filed with the SEC on January 30, 2019; and

(f)

The description of the Registrant's common stock set forth in the Registrant's Registration Statement on Form 8-A (File No. 001-37355), filed with the SEC on April 23, 2015, including any amendments or reports filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to shareholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated by reference into this Registration Statement). Requests for such information should be directed to:

Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, NY 10022
(646) 998-6475

Item 8. Exhibits.

Exhibit Number	Description of Document

3.1

Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2

Certificate of Amendment to Articles of Incorporation of the Registrant, dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3

Certificate of Amendment to Articles of Incorporation of the Registrant, dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Registrant's Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

3.4

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5

Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Registrant's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

Exhibit Number	Description of Document

3.6

Certificate of Designation for Series D Junior-Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-A12G filed with the Securities and Exchange Commission on March 24, 2011).

3.7

Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2010).

3.8

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Registrant, dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.9

Certificate of Withdrawal of Series D Junior Participating Cumulative Preferred Stock, dated May 15, 2013 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013).

3.10

Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 8-K filed with the Securities and Exchange Commission on October 25, 2016).

3.11

Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.10 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017).

3.12

Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.12 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2018).

3.13

Certificate of Amendment related to the Share Increase Amendment, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

3.14

Certificate of Amendment related to the Name Change, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

3.15

Amended and Restated Bylaws, dated January 24, 2019 (incorporated herein by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

4.2	Form of Warrant (incorporated herein by reference to Exhibit 1.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2013).

4.3

Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of October 17, 2014, by and among Apricus Biosciences, Inc., NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time including Oxford Finance LLC and Silicon Valley Bank. (incorporated herein by reference to Exhibit 4.2 to the Registrant's Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

Exhibit Number	Description of Document
4.4	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015).

4.5

Form of Warrant issued to Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.6

Form of Warrant issued to other purchasers (incorporated herein by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.7	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.8	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

4.9	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2017).

4.10

Form of Warrant (incorporated herein by reference to Exhibit 4.9 of Amendment No. 1 to Company's Registration Statement on Form S-1 (File No. 333-217036) filed with the Securities and Exchange Commission on April 17, 2017).

4.11	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

4.12	Form of Indenture (incorporated herein by reference to Exhibit 4.13 to the Registrant's Form S-3 (File No. 333-221285) filed with the Securities and Exchange Commission on November 2, 2017).

4.13

Amendment to Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.12 of Amendment No. 1 to the Registrant's Registration Statement on Form S-3 (File No. 333-2223353) filed with the Securities and Exchange Commission on March 22, 2018).

4.14

Amendment to Warrant to Purchase Common Stock, dated as of March 27, 2018 (incorporated by reference to Exhibit 4.1 to the Registrant's 8-K filed with the Securities and Exchange Commission on March 29, 2018).

4.15	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Registrant's 8-K filed with the Securities and Exchange Commission on March 29, 2018).

4.16	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Registrant's 8-K filed with the Securities and Exchange Commission on March 29, 2018).

4.17

Amendment to Warrant to Purchase Common Stock, dated as of June 22, 2018, by and between Apricus Biosciences, Inc. and Sarissa Offshore (incorporated by reference to Exhibit 4.1 to the Registrant's 8-K filed with the Securities and Exchange Commission on June 22, 2018).

4.18	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

4.19	Form of Wainwright Warrant (incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

Exhibit Number	Description of Document
4.20	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

4.21	Form of Investor Warrants (incorporated herein by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 14, 2018).

4.22

Registration Rights Agreement, dated October 16, 2018, by and among Apricus Biosciences, Inc. and certain investors named therein (incorporated herein by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

4.23

Form of Series A Warrant, issued to investors on January 31, 2019 (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2019).

4.24

Form of Series B Warrant, issued to investors on January 31, 2019 (incorporated by reference to Exhibit 4.2 of the Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2019).

4.25

2012 Stock Long Term Incentive Plan, as amended and restated effective January 23, 2019 (incorporated by reference to Annex E of the Registrant's prospectus supplement/definitive proxy statement filed on November 20, 2018).

4.26

Form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Stock Long Term Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 11, 2014).

4.27

Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2012 Stock Long Term Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

4.28

Seelos Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated by reference to Exhibit 10.39 to the Registrant's Registration Statement on Form S-4/A on Form 10-Q filed with the Securities and Exchange Commission on November 16, 2018).

4.29	Form of Option Agreement under the Seelos Therapeutics, Inc. 2016 Equity Incentive Plan.

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.

23.1	Consent of BDO USA LLP, Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 25, 2019.

SEELOS THERAPEUTICS, INC.

By:	/s/ Raj Mehra, Ph.D.
Raj Mehra, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raj Mehra, Ph.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raj Mehra, Ph.D.	President, Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer	February 25, 2019
Raj Mehra, Ph.D.	(Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Brian Lian, Ph.D.	Director	February 25, 2019
Brian Lian, Ph.D.

/s/ Daniel J. O'Connor, J.D.	Director	February 25, 2019
Daniel J. O'Connor, J.D.

/s/ Richard W. Pascoe	Director	February 25, 2019
Richard W. Pascoe

/s/ Dr. Robin L. Smith	Director	February 25, 2019
Dr. Robin L. Smith